Agriculture Bank of China

Agriculture Bank of China Limited
Fixes Assets Loan Contract
No. 12101201000001208

Borrower (full name): Tianjin Tiens Life Resources Co., Ltd.
Residence (address): Xinyuan Road, Wuqing Industrial Park, Tianjin.
Legal Representative / Responsible person: Li Baolan
P.C.: 301700
Transactor: Zhu Menglin
Tel: 022-82137352
Fax: __________

Lenders (full name): Agricultural Bank of China Tianjin Wuqing Branch
Residence (address): Xinhua Road, Yangcun Town, Wuqing District, Tianjin
Legal Representative / Responsible person: Zhang Wen
P.C.: 301700
Transactor: Qiao Hongyong
Tel: 022-82101945
Fax:022-82105640

Borrower needs to apply for fixed asset loans from the lender for increasing the capital and expanding production of Tiens Healthy Industrial Park project, both parties mutually agree to enter into this contract.

1. Definition

Unless otherwise agreed, the following terms in this contract have the following meanings:

1.1 Borrowing Period: including the period under the master loan agreement and the period of each installment. The borrowing period under the master loan agreement refers to the period from date of the withdrawal of the first installment to the date of the payoff of the principal and interests of all the installment loans. The borrowing period of each installment is from date of the withdrawal of the installment loan to the date of the payoff of the total principal and interest of this installment loan;

1.2 Withdrawal period: refers to the period in which the borrower can withdraw the loan based on the terms and conditions of the loan contract, including the mutually agreed extended period.

1.3 Withdrawal Date: is the date that the bank transmits the loan amount to the borrower’s account

1.4 Repayment Period: refers to period from the date that borrower makes first principal repayment to the date of the payoff the entire loan principal and interest, including re-negotiated repayment period.

1.5 Project Construction Period: means the period from the start of the project to the completion of the project.

1.6 Project operation Period: from the date of project completion to the end of project operation.

1.7 Project Completion: means the project has been completed, inspected and accepted by the authorized construction inspection agency (including project quality inspection and the required comprehensive inspection), and has been put into use.

1.8 Day: means business days; if due date or the last day of the borrowing period falls on a National Holiday, a statutory holiday or a weekend, it will be extended to the first business day after the holiday.

1.9 LIBOR / HIBOR: London / Hong Kong inter-bank market lending rates of corresponding period announced by Reuters two business days before the interest charging date.

1.10: Loan ratio: the ratio of the loan amount that provided by the lender under this agreement to the total loan amount that the borrower obtains for the entire project.
1.11 Total investment: The total estimated investment for the project includes the capital investment for fixed assets required by the project and the initial working capital requirements.

1.12 Laws and regulations: including the PRC laws, administrative regulations, local laws, regulations, judicial interpretations and other regulations with legal effect.

2. Borrower’s Warrants

The Borrower warrants the following:

2.1 Construction and loan applications are in compliance with laws and regulations: Borrower shall be established by law and approved by the authorized agency; borrower and the project are in compliance with the State’s qualification requirements and eligible for investment; borrower and its controlling shareholder (legal representative of new project) have good credit history, no significant adverse record; usage of borrowing and repayment source are clear and legitimate; project conforms to national industrial, land, environmental protection policies; in line with capital investment requirements; has paid relevant dues and charges required by laws and regulations; no violation of laws and regulations.

2.2 Signing of contract is flawless: Borrower’s signing of this contract or its obligations under this contract has gone through the necessary approval based on laws, regulations or article; this contract is signed by or sealed with the chops of the borrower’s Legal representative or the right agent; borrower will actively corporate with the lender to obtain approval, go through registration or filing procedures; there is no other situation due to the borrower that may lead to flaws in the effectiveness of the loan contract.

2.3 Guarantee provided is valid: the guarantor has gone through necessary formalities based on laws and regulations or its article to provide guarantees for the borrower to sign the contract or the performance of obligations under this contract; guarantor is entitled to set up the collateral security; the signatory on the collateral contract is by authorized signor; the guarantor shall actively process and cooperate with the lender to obtain approval, registration, or filing and registering the collateral; the guarantee is flawless and there is no situation exist that may have material adverse effects on the effectiveness of the collateral.

2.4 Fulfill contracts in good faith: the usage of the loan should follow the term, method and usage that defined in the loan contract; loans shall not be used for illegal conduct; borrow shall actively cooperate with relevant State authorities and lenders in its supervision and inspection of the loan and the related guarantee shall repay the loan in full and in time in accordance with the contract and do not use any means to default on the loan; there is no other incident of breach of contractual obligations.

2.5 Documents provided by the borrower regarding the borrower, the guarantor, and shareholders, as well as information of the project and company finance are true, complete, accurate, lawful and effective.

3. Basic Provisions of Article

3.1 Borrowing

3.1.1 Use of borrowing: Increasing the capital and expanding the production of Tiens Healthy Industrial Park project.

3.1.2 Currency and the amount of borrowing (Uppercase): RMB TWO HUNDRED MILLION.

3.1.3 The borrowing term: THREE (3) YEARS (Uppercase) (year / month).

3.2 Interest Rate, Penalty and Compound Interest

3.2.1 The borrowing rate

3.2.1.1 RMB loan interest rates following the second Ways to determine:

(1)
Fixed Rate: In accordance with n/a Drawing on each loan / contract date) n/a (Single payment term / total loan period) base rate for the same grade of loan with corresponding period announced by the People’s Bank of China n/a (Up / down) float n/a% Until the loan’s due date;

(2)
Floating Rate: In accordance with (Drawing on each loan payment/ contract date) (Single payment term / total loan period) base rate based on the same grade of loan with corresponding period announced by the People’s Bank of China (Up / down) floating 0%. Floating interest rate to be adjusted every ONE (Uppercase) month. The interest rate will be adjusted on corresponding lending date in the first month when the People’s Bank adjusts the RMB benchmark lending rate. The lender may not inform the borrower. If there is no corresponding lending date, the last day of the month will be considered as the corresponding lending date;

(3)	Other methods: n/a.

3.2.1.2 Foreign currency loan: the interest rate follows n/a to determine:

(1)	n/a (Uppercase) months n/a (LIBOR / HIBOR) + n/a % of spread and float every n/a (Uppercase) months;

(2)	Use the annual interest rate n/a% until the loan’s due date;

(3)	Other methods: n/a.

3.2.2 Method of interest calculation and settlement

3.2.2.1 The interest on the loan is calculated monthly (Month / quarter) with the settlement date on the 20th of each month (Month / quarter end month).

3.2.2.2 Fixed-rate interest is calculated according to the agreed fixed rate. Floating-rate interest is calculated according to the determined rate in the floating period. If the interest rate is floated multiple times in one interest period, interest will be the cumulative amount of interests calculated according to different rates during floating period. For other than the above mentioned arrangement of interest rates, the interest is calculated according to the agreed rates.

3.2.2.3 If the maturity date of the loan falls on a statutory holiday or a weekend, the normal payment date will be extended to the first business day after statutory holiday or weekend and the interest for the extended period will be calculated in accordance with the agreed method.

3.2.3 Penalty Interest

3.2.3.1 Borrower fails to repay the loan principal according to contracted date. The lender will charge a penalty interest of 30% (Uppercase) of the agreed based rate on the overdue amount of the loan from the due date to the date when the principal and interest are paid off.

3.2.3.2 Borrower fails to use the loan in the way regulated by the contract. Lender will charge penalty interest of 50% (Uppercase) of the agreed based rate from the default date to the date when the principal and interest are paid off.

3.2.3.3 If the loan is neither repaid on time nor used in the way that comply with contract, the higher penalty interest rate of above will apply.

3.2.4 Compounding Interest

If the borrower fails to pay interest on time, the lender will charge compounding interest rate from the default date on monthly (Quarter / month) basis. If the Borrower fails to pay the interest due before the maturity date, the lender will charge monthly compounding interest at the contractual interest rate. After the maturity date, the lender will charge interest on compounding basis at the contractual overdue penalty interest rate. If the borrower fails to use loan according to contractual requirements or the borrower fails to pay interest on time during the loan term, lender will charge interest on compounding basis at an appropriate contractual penalty interest rate.

3.3 Withdrawals, Loan Payments

3.3.1 Withdrawal Conditions

The borrower shall also meet the following conditions in terms of withdrawing the loan:

(1) Borrower is a qualified borrowing entity. Their decision-making department or authorized personnel have agreed to obtain the loan. The necessary government agency’s approvals have been obtained.

(2) The borrower of the project loan has completed the legal administrative processes, including but not limited to obtaining the approval of government authorities, approval or filing of documents, obtaining from relevant agencies legal documents of environmental protection, land administration and planning. The project required revolving loan, if any, has met the conditions required by relevant government departments.

(3) Real estate development project loans have obtained relevant “State-owned land use right certificates”, “Construction land planning license”, “Construction project planning license” and “Construction Permit”. If the project has begun marketing / pre- sales, it must obtain “sales (pre-) sales permit” and pay the related land transfer fees.

(4) Sources of the project’s capital funding are in compliance with laws and regulations, and have All (All / with ratio) been received prior to the loan. If the actual investment of the project exceeds the original planned investment amount and the lender agrees to grant an additional loan, the borrower’s proportionate additional capital investment shall be All (All / the same proportion) in place prior to the release of the loan. The actual progress of the project is matching the invested amount.

(5) Borrower has completed the relevant guarantee procedure requested by the lender and the guarantee is legitimate and effective.

(6) The use of loan complies with laws and regulations as well as the loan contract.

(7) The warrant made by the borrower when entering into this contract remains true and effective each time the borrower makes a withdrawal with no significant or material adverse change that has occurred that may affect the performance of the contract.

(8) Other conventions: n/a                                                 .

3.3.2 Withdrawal

3.3.2.1 Loan withdrawal in the following (2) ways:

(1) One-time withdrawal, following the n/a ways:

1) Withdrawal date      Year      Month      Day;

2) Withdrawal period from Year Month To Year Month Day;

(2) Fractional withdrawals, withdrawal period from 2010 (Year) 10 (Month) 9 (Day) To 2011 (Year) 10 (Month) 8 (Day).

Specific withdrawal plan is as follows:

Before October 9th 2010 withdraw RMB 65 million; before October 8th 2011 withdraw RMB 135 million; the withdrawals from 2010 (Year) 10 (Month) 9 (Day) To 2010 (Year) 11 (Month) 9 (Day) shall not be less than RMB 65 million.

If the borrower fails to withdraw according to contractual withdrawal date, withdrawal period or withdrawal schedule, and did not apply to defer the withdrawals, the lender may require the borrower to conduct relevant application procedure within a specified period. If such application procedure is not done within the required period, the lender may cancel or partially cancel the un-withdrawn loan, charge a compensation payment at 10 % of the canceled amount, and can re-determine the conditions for payment of loans and withdrawals. Borrower within an agreed period did not withdraw minimum amount of above loan, the lender may require the borrower to withdraw loan within a specified period. If it is not handled within the required period, the lender can charge compensation payment at 10 % of above minimum withdrawal amount and can re-determine the conditions for payment of loans and withdrawals.

3.3.2.2 Borrower should submit a written application for withdrawals 3 days prior to the withdrawal date. If the borrower needs to adjust the withdrawal plan, an application should be submitted 3 days in advance. The adjustment is subject to lender’s approval.

3.3.3 Loan Payments

3.3.3.1 Entrusted payment

3.3.3.1.1 If any one of below happens, borrower shall entrust lender to make payment directly to borrower’s contractual counterparties:

(1) A single withdrawal amount exceeds 5% of project total investment;

(2) A single withdrawal amount exceeds RMB 5 million (including foreign currency equivalent);

(3) Other conditions agreed by both parties: n/a                                             .

3.3.3.1.2 In case of an entrusted payment, the borrower shall submit to lender an withdrawal application and “Entrust Payment Notice” 1 day in advance together with relevant information. Once the application has been inspected and confirmed by the lender, lender will make a direct loan payment to the borrower’s counterparty through the borrower’s bank account. If borrower’s withdrawal application does not meet conditions of the contract, or payment application does not match the contract, or the transaction information is incomplete or inaccurate, the lender will not release the corresponding loan. The lender is not liable for any losses resulted from the borrower’s default on its contract with its counterparty.

3.3.3.1.3 For a project financing that use entrusted payment, when necessary, the lender may together with the borrower, select an independent contractor or other intermediaries to conduct a joint inspection on the equipment and/or the project’s construction progress, and make loan payment in accordance with jointly confirmed documents.

3.3.3.1.4 An application for a delay of withdrawal of loan or cancel an entrusted payment shall be submitted in writing to the lender before the lender makes the payment. After the lender reviews and approves the application, the lender will suspend the entrusted payment and cancel the corresponding loan withdrawal. During this period, the corresponding loan interest will be charged in accordance with the contract terms. After the suspension of the entrusted payment, if borrower applies to resume the payment, contract term 3.3.3.1.2 will apply.

3.3.3.1.5 If the borrower’s credit has changed, can not make loan repayments, avoid the entrusted payment by splitting the payment into smaller amounts, and the project progress has lagged behind the plan, the lender may negotiate with the borrower to add additional conditions to the loan release and withdrawal terms, or to stop the loan release or withdrawal.

3.3.3.1.6 There should be no conditions attached to the entrusted payment. If the borrower adds conditions in the “entrusted payment notice”, the conditions for the loans do not create obligations to the lender. Unless otherwise agreed in writing, the lender has no obligation to inform payment receiver about the entrusted payment, the suspension of payments, the withdrawal of payment, or the resume of payment.

3.3.3.2 Self-payment

Unless regulated by clause 3.3.3.1.1 and 4.1.1 of this contract, once the loan is transferred to the borrower’s account, the borrower can pay its contracts from its account independently. The borrower shall inform the lender of its payments out of the loan proceeds. The lender can conduct an account analysis, receipt audits, field surveys, etc. to verify whether the loans are used in accordance to the agreed purposes.

3.4 Repayments

3.4.1 The source of repayment

The Borrower to repay their loan principal and interest under this contract with its own assets, including but not limited to:

(1) all cash flow from borrower’s operation and the depreciation of the fixes assets;
(2) n/a                                                     ;
(3) n/a                                                     .

3.4.2 Repayment Plan

Borrower shall pay accrued interest according to the interest payment term, and follow the following (2) plan to repay the loan principal: (the first two repayment plans could be used together with the third repayment plan)

(1) One lump sum repayment of loan principal, the date of payment n/a Year n/a Month n/a Day;

(2) Phased repayment of the loan principal: the specific repayment plans are as follows:

  RMB 30 million before 2011-10-8

  RMB 60 million before 2012-10-8

 RMB 110 million before 2013-10-8

(3) When n/a (Item rental revenue reach n/a Million / rental rate reach n/a% / Other), the borrower needs to use n/a% of rental income to repay the loans; when n/a (Project revenue reach n/a Million / rental rate reach n/a% / Other), the borrower should repay all loan.

3.4.3 Repayment method

3.4.3.1 Borrower should transfer principal and interest payments amount into lender’s designated borrower’s bank account prior to the contractual payment due date and irrevocably authorize the lender to transfer the amount out from the account. If the balance of designated account is insufficient, the lender can withdraw from borrower’s other accounts with lender.

3.4.3.2 If the lender exercises the offset right based on the law or contract, the borrower’s objection period is 7 days from the date the lender notifies the borrower in writing, orally or any other form of its action.

3.4.4 Repayment Order

3.4.4.1 Unless otherwise agreed, repayment will be settled in the following order:

(1) If the Borrower specifically clarifies to which loan the repayment shall apply, the repayment will be applied to that loan;

(2) If the repayment for certain loan is not explicitly specified by the borrower, and there are a number of maturing loans between the borrower and the lender, and repayment is insufficient to satisfy all the debts due, the debt will be settled in order that is determined by the lender;

(3) If the lender exercises its offset right against the borrower pursuant to the law or the contract, the debt to be offset and the offset order will be determined by the lender. If the lender exercises its right of subrogation, the settlement of debt and the settlement order with the payment from the secondary debtor will be determined by the lender.

3.4.4.2 If the borrower’s payment is insufficient to satisfy the full amount of the loan, the lender may choose to apply the payment to satisfy in the order of the principal, interest, penalty interest, compound interest or the administration cost of the loan.

3.4.5 Prepayment

3.4.5.1 If the borrower intends to pre- pay the loan, it should submit written application to the lender 15 days in advance. Upon the lender’s approval, the borrower can prepay the loan. The settlement order of the pre-payment shall be in accordance with clause 3. 4.4 of the agreement.
[Missing Graphic Reference]
3.4.5.2 When borrowers makes prepayments, the interest on the part of the pre-payment will be calculated based on the following (1) method. The interest will be settled together with the principal:

(1) Based on the actual each (Total / each) loan’s term and the agreed interest rate;

(2) Based on the actual n/a (Total / each) loan’s term and agreed interest rate with floating interest rate of n/a (%).

(3) Other: n/a                                    .

3.4.5.3 If the borrower makes prepayment, the prepaid principal can not be lower than RMB 0.1 Million and should be multiples of RMB 0.1 Million.

3.4.5.4 If the borrower makes prepayment, the lender can charge prepayment penalty calculated by the (1) method:

(1) The remaining term of the loan (in months, less than a month as one month) × prepayment amount × 1‰;

(2) Other: n/a                                    .

3.4.5.5 If the borrower makes prepayment, the interest on the remaining part of the loan will be calculated at interest rate of this agreement.

3.4.6 Extension

If the borrower can not repay the loan according to the repayment plan, the borrower can apply for an extension from the lender. Borrower shall submit an extension application to lender 15 days prior to the due date of the loan. If the lender agrees, the lender will sign an extension agreement with the borrower.

3.5 Loan Receipt

The loan receipt is a part of the contract. If the loan amount, withdraw amount, repayment amount, repayment date, interest rate are different from loan receipt, record on the loan receipt will prevail.

3.6 Guarantee

3.6.1 Guarantee method of this contract are: the highest amount guarantee, the contract No. is ___________

3.6.2 Guarantee contracts will be signed separated by the lender, the borrower and the guarantor.

3.7 Rights and Obligations

3.7.1 The rights and obligations of the Borrower

(1) Withdrawal of loan in accordance with the contract;

(2) Fully and timely repay the loan principal and interest;

(3) The usage of the loan is in accordance with the laws and regulations or contracts;

(4) Agree and actively cooperate with the lender and their agents on monitoring, inspecting of the construction of the project, financial activities, usage of loan and other related matters; submit information timely to the lender as the lender requested regarding the projects, usage of the loan, finance and other.

(5) When the borrower conducts below acts, the borrower shall notify the lender in writing in advance and get the approval from the lender:

(1) Contracting, leasing, equity restructuring, affiliation, merger/acquisition, consolidation, division or reduction of registered capital, joint venture, key assets transfer, significant investment, issuing bonds, applying for suspending business operation, applying for dissolution, bankruptcy, etc.;

(2) Provide large amount guarantees for the debt of others or pledge their main property to a third party for mortgage which may affect the solvency of the borrower;

(3) Before the borrower pays off the principal and interest of the loan, the project related assets or income (including expected return) generated from the loan financing that have not been used as a collateral or pledge to the lender (including lender participated syndication), are used by the borrowers as a collateral or pledged to a third party;

(4) During the project implementation process, the construction program or project budget is significantly adjusted;

(5) Material adverse changes in the borrower’s economic and financial situation or events related to the borrower that may significantly impact the lender’s collection of its debt.

(6) If the following events of the borrower occurred, the borrower shall give written notice to the lender within 5 days of the occurrence:

1) The borrower, its legal representative, main responsible person or the operating manager is engaged in illegal activities;

2) The business operation is discontinued, out of business, terminated, or the business license is revoked, etc.;

3) The borrower’s financial situation seriously deteriorates, or its production and operation is in serious difficulty or it involves in major adverse dispute;

4) The borrower may have other matters which have adverse impact on the lender’s collection of its debt.

(7) If the following events of the borrower occurred, borrower shall give written notice to the lender within 7 days of the occurrence:

1) Significant changes in the organization, senior personnel and the company structure;

2) Changes in the company name, domicile, scope of business and other matters of business registration or charted matters;

3) Increase in registered capital, substantive changes in the contents of the articles of corporation;

4) Changes of other important matters which may impact the fulfillment of the debt;

(8) The borrower and investors will not try to escape from its debt obligation to lender by withdrawing and hide the loan proceeds, transferring assets out or stock shares without authorization from the lender, and the borrower will not engage in any other acts which may damage the interests of the lender.

(9) The borrower is responsible for necessary expenses related to this contract, including legal fees, insurance, transportation, evaluation, registration, storage, appraisal, notary etc.

(10) Other rights and obligations that are regulated by the law and regulation or mutually agreed by the borrower and the lender.

3.7.2 The rights and obligations of lender

(1) Release the full amount of the loan to the borrower on time. If the delay of the loan release is due to the borrower’s own reason or other reason not caused by the lender, the lender should not be responsible.

(2) The right to conduct on-site or off-site monitoring of the following items related to the project construction, such as business operation, financial status, material inventory and use of loan etc, and require borrowers to provide relevant documents, data and information:

1) Whether project related capital, self-sourced fund and other matching funds are in place on schedule; whether significant changes in the project taken place; whether project progress matches accumulated project expenditures;

2) Monitor whether the borrower uses the loan according to the terms and conditions of the loan agreement, whether the loan is used out of compliance with the equity investments and securities, futures, or engage in speculative business, etc.;

3) Check other necessary items which lender consider as necessary.

(3) In situations which may influence the borrower to fulfill its debt or influence the safety of loan, the lender has the right to require the borrower to correct timely, implement the debt protection measures, provide other effective guarantee, or to stop issuing loans, terminate this contract and other loan contract and recall the loan in advance etc.;

(4) If the guarantor has suspended its business operation, is out of business, has canceled its business registration, or revoked its business license, or declared bankruptcy, or it has incurred significant operating losses that may lead to partial or completely loss of its guarantee capabilities, or its assets used as collateral for loans has devalued, damaged, destroyed, or other situation which threaten the fulfillment of the guarantee for the loan, the lender may require the borrower to provide other effective guarantee;

(5) Other rights and obligations according to the law or agreed by two parties

3.7.3 Other obligations

3.7.3.1 Two parties are obligatory to protect the business secret and other information related to two parties which are gained while signing and completing the contact. Unless otherwise provided by the law, neither party shall disclose or divulge to any third party the above information without the consent of the other,

3.7.3.2 After the termination of the contracted rights and obligations, all parties should perform the necessary notifications, assistance in good faith.

4. Supplementary provisions

The following 4.1, 4.2, 4.3, 4.4 also applies to loans under this contract, binding upon both parties; the other provisions which are not chosen are not binding for both parties:

4.1 Terms of loan use

4.1.1 Before the following conditions are met, the borrower should get consent from the lender if the borrower wants to use the loan which was transferred to the borrower’s account by the lender according to the provisions of the loan contract: in order to insure the usage of loans match the process of construction, the lender can approve the usage of loans in installment according to the process of construction..

4.1.2 During the period of the restricted use of loan, interest will be charged as agreed.

4.1.3 Before the condition of using the loan is met, if the borrower is investigated by authorized department, its account is frozen, or a third party makes a claim, the borrower should notify lender immediately.

4.2 The capital account regulation

4.2.1 The borrower shall open a controlled account with the lender and deposit the following (1) (2) amount into the account:

(1) The proportion of projects capital that corresponds to the amount of the lender’s loan.

(2) The portion of operational or rental income at the ratio corresponding to the loan ratio (All / and The ratio correspond to the loan);

(3) Other: n/a                                                                                              .

4.2.2 Before the contract rights and obligations are fulfilled, the borrower should get consent from the lender if the borrower changes or closes the account.

4.2.3 Other: n/a                                                                                              .

4.3 Insurance

4.3.1 N/a Days before the withdrawal of the loan, in order to be in compliance with the law, industry regulations and requirements of lenders, the borrower should obtain insurance coverage for the construction and property related to the loan project from an insurance company that is accepted by the lender. The types of insurance include but not limited:

(1) n/a                                                                                                                          ;

(2) n/a                                                                                                                          ;

(3) n/a                                                                                                                          .

4.3.2 The borrower’s insurance coverage should not be lower than this contracted n/a (Total value / loan value); insurance period n/a (The date of project completion and acceptance to delivery /should be 6 month longer than the contact time), and the insurance will be renewed in accordance with relevant regulations and the lender’s requirement, the borrower should not interrupt or withdraw the insurance before paying off the loan.

4.3.3 The premium of the insurance will be borne by the borrower. The borrower must pay the premium on time. If the lender pays the premium on behalf of the borrower; the lender can recover the premiums and other necessary expenses from the borrower.

4.3.4 During the period of insurance, if an accident occurs under the insurance liability, the borrower shall immediately notify the insurance company and the lender. The insurance compensation should be applied to the repayment of the loan principal and interest first. If the insurance compensation is not sufficient to repay the loan, the lender can recover or require the borrower to provide guarantee separately. If the lender agrees, the insurance compensation can also be used to restore the losses caused by such incidents.

4.3.5 Other: n/a                                                                                                          .

4.4 Financial Indicators Supervision

If the following cases(1), (2) ,(3) ,(4) occur, the borrower shall implement debt protection measures according to the requirements of the lender, otherwise, the lender can exercise the contract rights agreed in Article 5.3:

(1) Actual project operating income below the project assessment by 30%;

(2) Asset-liability ratio of the borrower reach 70% and above;

(3) Borrower has adverse credit;

(4) The borrower has contingent liability at ratio of more than 50% ;

(5) Other: n/a                                                                                                          .

4.5 Other conventions

Both sides agreed to add the following: n/a                                    .

5. Legal responsibility

5.1 The following acts of the borrower shall constitute a breach of the contract:

(1) Breach of contractual obligations;

(2) Fail to fulfill the commitments of clause 2 in the contract;

(3) By oral expression or by action, the borrower indicates it does not want to pay back its matured or un-matured debts;

(4) Fail to carry or have not fulfilled the obligations under the contract that the borrower and the lender signed. The lender announces that the borrower defaults in the loan;

(5) Other circumstances in which the borrower fails to perform or not fully perform the contract.

5.2 Under any of the following circumstances, the lender can terminate the contract and other contracts signed by both parties:

(1) Default of the borrower or guarantor;

(2) Repayment ability of the borrower or the guarantor may have significant adverse changed;

(3) Collateral and pledged property values may suffer significant loss or impairment;

(4) National policy may have significant adverse adjustment on the loan safety;

(5) Borrower’s major defaults on other creditors;

(6) Other situation under the law or mutually agreed to terminate the contract.

If the Lender terminates the contract, the borrower can object within 7 days from the notification date to the borrower in writing, orally or in other forms.

5.3 If the borrower is in situations as stated in clause 5.1, article 5.2, the lender can take the following remedies:

(1) Require the borrower or guarantor to correct the breach action or other conducts that have affected the security of the loan within a specified time limit, to implement other debt protection measures or provide other effective security;

(2) When the borrower fails to use, return the loan as agreed or fails to pay the agreed interest per the contract, the penalty interest and compound interest will be applied and collected until the principal and interest are paid off or discharged;

(3) Stop issuing loans, recall early repayment of loans that are disbursed and declare that all other borrowings under other loan contracts between the lender and the borrower become due;

(4) To exercise the right of foreclosure to the borrower per law or as agreed;

(5) To require the borrower to be liable for damages and other liabilities;

(6) To take the appropriate measures for preservation of assets and other legal measures;

(7) To publicly disclose the borrower’s default behavior;

(8) Other relief measures: n/a                                                                 .

5.4 Due to the breach of the borrower, the lender has to collect its loans through ways such as litigation or arbitration. All legal fees, travel, execution fees, assessment fees and other expenses necessary to collect the debt should be undertaken by the borrower.

5.5 If the borrower fulfills all the contract obligations but the lender fails to issue the loan on a timely basis to the borrower, the borrower should be compensated for actual losses it suffered.

6. Other matters

6.1 Notice

Notice and all kinds of communications under this contract should be sent to the other party according to the recorded mailing address, fax number or other contact ways on the contract. Changes in the contact information of one party shall be promptly notified to the other party.

6.2 Dispute Resolution

6.2.1 When dispute occurred, the two parties should solve through consultation; when negotiation fails, it should be solved by the (1) way:

(1) To bring a lawsuit where the lender located;

(2) To the n/a                                             for arbitration.

6.2.2 During lawsuit or arbitration, the terms of the contract are not involved in the dispute should be performed continually.

6.3 The contract takes effect

6.3.1 This contract shall be effective on the date of signing or sealing by the lender and the borrower.

6.3.2 Signing Location: Finance Building, Xinhua Road,  Yangcun Town, Wuqing District .

6.3.3 The contract matters that are not determined in this contract will be decided by negotiation between the two parties.

6.3.4 This contract has three copies: the borrower has one copy, the lender has one copy, the guarantor has one copy which has same effect.

Borrower declares: the lender has provided the relevant provisions (particularly bold terms) and has explained the concepts, contents and the legal effect according to our request for the relevant provisions. We are aware and understand the above provisions.

Borrower (Stamp)	Lender (Stamp)
Tianjin Tiens Life Resources Co., Ltd.	Agricultural Bank of China Tianjin Wuqing Branch
SEAL Legal representative / responsible	SEAL Legal Representative / responsible
person or authorized agent:	person or authorized agent:

/s/ Li Baolan	/s/ Zhang Wen
Li Baolan	Zhang Wen

2010 Year 10Month 9Day